As Filed with the Securities and Exchange Commission on September 17, 2002

Commission File No: 0-23920
___________________________________________________________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
___________________________________

REGI US, INC.
(Exact name of issuer as specified on its charter)

Oregon	91-1580146
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

     #1103 – 11871 Horseshoe Way
Richmond, British Columbia V7A 5H5, Canada
(Address of principal executive offices)

STOCK OPTION PLAN
(Full title of the plan)

Please send copies of all communications to:

JOHN G. ROBERTSON
President, REGI US, Inc.
#1103 – 11871 Horseshoe Way
Richmond, British Columbia V7A 5H5
(604) 278-5996

(Name, address including zip code, telephone number, including area code, of agent for service)

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CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, No
Par Value	1,500,000	$0.14	$210,000	$63.00

(1)	This number represents shares of the Registrant’s common stock, no par value per share(“Common Stock”) being registered for issuance under the Stock Option Plan (the “Plan”).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant toRule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), the priceper share is estimated based on the per share current market price of the shares of commonstock.

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INCORPORATION BY REFERENCE.

The contents of the earlier Registration Statement on Form S-8 relating to the Plan and all documents of the Company filed pursuant the Securities Exchange Act of 1934 are hereby incorporated by reference..:

ITEM 8.   EXHIBITS.

Exhibit Number	Description

5.1	Opinion of James L. Vandeberg regarding the legality of the Common Stockbeing registered

23.1	Consent of Manning Elliott, Chartered Accountants

23.2	Consent of James L. Vandeberg (Included in Opinion filed as Exhibit 5.1)

24.1	Power of Attorney (See Signature Page)

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, on the 4h day of September, 2002

REGI US, INC.

By:  /s/ John G. Robertson
       John G. Robertson
       President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints John G. Robertson as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following persons in the capacities indicated, as of the 4th day of September, 2002. This Power of Attorney may be executed in counterpart original, which may be transmitted via facsimile.

Signature	Title

/s/ John G. Robertson	Chairman, President and Chief Executive Officer and Director
John G. Robertson

/s/ Jennifer Lorette	Director, Vice President
Jennifer Lorette

/s/ James L. Vandeberg	Director and Chief Operating Officer
James L. Vandeberg

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LIST OF EXHIBITS

Exhibit
Number	Description

5.1	Opinion of James L. Vandeberg regarding the legality of the Common Stock being registered

23.1	Consent of Manning Elliott, Chartered Accountants

23.2	Consent of James L. Vandeberg (Included in Opinion filed as Exhibit 5.1)

24.1	Power of Attorney (see Signature Page)

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Exhibit 5.1

  [Ogden Murphy Wallace, P.L.L.C Letterhead]

  JAMES L. VANDEBERG
  ATTORNEY AT LAW
  22344 NE 31  ST STREET
  SAMMAMISH, WA 98074

September 10, 2002

John G Robertson
REGI US Inc.
120-3011 Viking Way
Richmond, BC V6V 1W1 Canada

Re: REGI US, INC.

Dear Mr. Robertson

I have acted as counsel for REGI US, Inc., an Oregon corporation (the "Company"), in connection with the preparation of the registration statement, as amended, on Form S-8/A (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 1,500,000 shares (the "Shares") of the Company's common stock, $0.001 par value (the "Common Stock"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

In rendering the opinion set forth below, I have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact as I have deemed relevant in order to form a basis for the opinion hereinafter expressed. Based upon the foregoing, I am of the opinion that the Shares, when sold pursuant to the terms contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

/s/ James L. Vandeberg

Exhibit 23.1

Consent of Independent Auditors

Board of Directors
REGI U.S., Inc.

We consent to the use of our report dated August 2, 2002 on the financial statements of REGI U.S., Inc. as of April 30, 2002 and 2001 that are included in the Company’s Form S-8.

Dated this 12th day of September, 2002 Vancouver, Canada

Manning Elliott
Chartered Accountants